Exhibit 10.3

Molina Healthcare, Inc. 2002 Equity Incentive Plan

Restricted Stock Award Agreement

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) effective as of [Grant Date] is between Molina Healthcare, Inc., a Delaware corporation (the “Company”), and [Executive Officer], an employee of the Company or one of its Affiliates (the “Grantee”), pursuant to and subject to the terms and conditions of the Molina Healthcare, Inc. 2002 Equity Incentive Plan (the “Plan”).

The Company desires to award to the Grantee a number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms and conditions of an award of restricted stock granted to the Grantee under the Plan.

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:

Section 1. Award of Restricted Stock.

Effective as of the [Grant Date] (the “Effective Date”), the Company granted to the Grantee a restricted stock award of __________________ shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Restricted Stock Award”).

Section 2. Rights with Respect to the Shares.

(a) Stockholder Rights. With respect to the Shares, the Grantee shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends on the Shares as provided in Section 2(b) hereof, unless and until the Shares are forfeited pursuant to Section 3 hereof. However, the Shares shall be nontransferable and subject to a risk of forfeiture to the Company at all times prior to the dates on which such Shares become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3 of this Agreement.

(b) Dividends. As a condition to receiving the Shares under the Plan, the Grantee hereby agrees to defer the receipt of dividends paid on the Shares. Cash dividends or other cash distributions paid with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate, shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary, and shall be forfeited in the event that the Shares with respect to which the dividends were paid are forfeited.

(c) Issuance of Shares. The Company shall cause the Shares to be issued in the Grantee’s name or in a nominee name on the Grantee’s behalf, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. The Grantee hereby agrees to the retention by the Company of the Shares and, if a stock certificate is issued, the Grantee agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this Restricted Stock Award. After any Shares vest pursuant to Section 3 hereof, and following payment of the applicable withholding taxes pursuant to Section 7 of this Agreement, the Company shall promptly cause to be issued a certificate or certificates, registered in the Grantee’s name, evidencing such vested whole Shares (less any Shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to the

Grantee free of the legend and the stop-transfer order referenced above. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share at the time certificates evidencing the Shares are delivered to the Grantee.

Section 3. Vesting; Forfeiture.

(a) Vesting. Subject to the terms and conditions of this Agreement, twenty percent (20%) of the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on each of the first, second, third, fourth, and fifth anniversaries of the Effective Date if the Grantee remains continuously employed by the Company or an Affiliate of the Company until such respective vesting dates.

(b) Forfeiture. If the Grantee ceases to be employed by the Company and all Affiliates of the Company for any reason prior to the vesting of the Shares pursuant to Section 3(a) hereof, Grantee’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive dividends on such Shares.

Section 4. Acceleration of Vesting.

(a) Termination without Cause or for Good Reason. In the event the Grantee’s Service Relationship is terminated by the Company without Cause or is terminated by the Grantee for Good Reason, then one hundred percent (100%) of the Shares, to the extent not vested, shall no longer be Restricted Shares and shall become Vested Shares.

(b) Termination for Cause or without Good Reason. Any portion of the Shares that are not vested on the date of termination of the Service Relationship by the Company for Cause or by the Grantee without Good Reason shall immediately be subject to forfeiture as provided in Section 3 hereof.

(c) Corporate Transactions. Upon and subject to the effectiveness of a Transaction in which the Company’s assets or stock are acquired or exchanged for consideration that does not consist solely of stock or the dissolution or liquidation of the Company, then one hundred percent (100%) of the Shares, to the extent not vested, shall no longer be Restricted Shares and shall become Vested Shares. Further, upon and subject to the occurrence of a Transaction in which the Company’s assets or stock are acquired or exchanged solely for stock consideration or part cash and part stock consideration, the provisions of this Agreement shall remain applicable to the shares of stock consideration received by the Grantee and any Permitted Transferee in exchange for the Restricted Shares. For purposes of this Section 4(c), the term “stock” shall include all equity securities.

Section 5. Restrictions on Transfer of Shares.

None of the Shares now owned or hereafter acquired by the Grantee or any Permitted Transferee shall be sold, assigned, transferred, pledged, hypothecated, given away, or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933 (the “Act”)) and such disposition is in accordance with the terms and conditions of this Section 5. In connection with any transfer of Shares, the Company may require the transferor to provide, at the transferor’s own expense, an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable foreign, federal, and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 5 shall be null and void and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such transfer, shall otherwise refuse to recognize any such transfer and shall not in any way give effect to any such transfer of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

(a) Transfers to Permitted Transferees. The Grantee may sell, assign, transfer, or give away any or all of the Shares to Permitted Transferees; provided that, such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement and shall have delivered a written acknowledgment to that effect to the Company.

(b) Transfers Upon Death or Disability. Upon the death or Disability of the Grantee, Vested Shares may be transferred by will or by the laws of descent and distribution; provided that, any Shares which are Restricted Shares at the time of such death or Disability shall be subject to forfeiture under the terms of Section 3 hereof.

Section 6. Distributions and Adjustments.

(a) If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of such Shares.

(b) Any additional shares of Common Stock of the Company, any other securities of the Company and any other property distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

Section 7. Taxes.

(a) The Grantee acknowledges that the Grantee will consult with the Grantee’s personal tax adviser regarding the income tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Grantee’s sole and absolute responsibility, are withheld or collected from the Grantee.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Grantee may elect to satisfy tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check, bank draft, money order or wire transfer payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Grantee’s election must be made on or before the date that the amount of tax to be withheld is determined. If the Grantee does not make an election, the Company will withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

Section 8. Definitions.

For purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in the Plan.

“Cause” shall mean, unless otherwise defined in Grantee’s employment agreement: (i) any material breach by the Grantee of any agreement to which the Grantee and the Company are parties, including, but not limited to, any agreement containing covenants not to compete and covenants relating to the protection of confidential information and proprietary rights of the Company, which breach is not cured pursuant to the terms of such agreements, (ii) any act (other than retirement) or omission to act by the Grantee which would reasonably be likely to have the effect of injuring the reputation, business, or business relationships of the Company or on the Grantee’s ability to perform services for the Company, (iii) the Grantee’s conviction (including any pleas of guilty or nolo contendre) of any crime (other than ordinary traffic violations) which impairs the Grantee’s ability to perform her duties, (iv) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company, (v) the Grantee’s theft, dishonesty, misrepresentation, or falsification of the Company’s documents or records, (vi) the Grantee’s improper use or disclosure of the Company’s confidential or proprietary information, or (vii) the Grantee’s use of the facilities or premises of the Company to conduct unlawful or unauthorized activities or transactions. For purposes of this paragraph, the term “Company” shall include any Subsidiary of the Company.

“Disability” has the meaning specified in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and related rules, regulations, and interpretations.

“Good Reason” shall mean, unless otherwise defined in Grantee’s employment agreement, the occurrence of any of the following events without the Grantee’s consent: (i) a substantial adverse change in the Grantee’s responsibilities, authorities, powers, functions, or duties as in effect on the date of a Transaction; (ii) a reduction in the Grantee’s annual base salary as in effect on the date of a Transaction except for across-the-board salary reductions similarly affecting all, or substantially all, employees; or (iii) the relocation of the offices at which the Grantee is principally employed as of the date of a Transaction to a location more than fifty (50) miles from such offices.

“Permitted Transferee” shall mean any of the following to whom the Grantee may transfer Shares hereunder: members of the Grantee’s immediate family, trusts for the benefit of such family members and/or for the Grantee, partnerships in which such family members are the only partners, or limited liability companies in which such family members are the only members.

“Vested Shares” shall mean all Shares which are not Restricted Shares.

Section 9. Governing Law.

The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

Section 10. Plan Provisions.

This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By accepting this Restricted Stock Award, the Grantee confirms that the Grantee has received a copy of the Plan and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award subject to all the terms and provisions of the Plan.

Section 11. No Rights to Continue Service or Employment.

Nothing herein shall be construed as giving the Grantee the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Grantee, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Grantee free from any liability or claim under this Agreement.

Section 12. Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

Section 13. Modification.

No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Restricted Stock Award may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.

Section 14. Shares Subject to Agreement.

The Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the Shares. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied.

Section 15. Lockup Provision.

The Grantee and each Permitted Transferee agrees that, if the Company proposes to offer for sale any shares of Stock pursuant to a public offering under the Act and if requested by the Company and any underwriter engaged by the Company for a reasonable period of time specified by the Company or such underwriter following the effective date of the registration statement filed with respect to such offering, the Grantee will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by her (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction relating to any securities of the Company held by her (including, without limitation, pursuant to Rule 144 under the Act or any successor or similar exemptive rule hereinafter in effect). Notwithstanding the foregoing, such period of time shall not exceed ninety (90) days in the case of any public offering.

Section 16. Severability.

In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Shares, and the remainder of the Plan or this Agreement shall remain in full force and effect.

Section 17. Headings.

Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

Section 18. Grantee’s Acknowledgments.

The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Grantee are subject to all applicable laws, rules and regulations.

Section 19. Parties Bound.

The terms, provisions and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company.

The Company has caused this Agreement to be signed and delivered as of the date set forth above.

MOLINA HEALTHCARE, INC.

By:

Name:

Title: